UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 29, 2006

GRILL CONCEPTS, INC.
(Exact name of registrant as specified in Charter)

Delaware	0-23226	13-3319172
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

11661 San Vicente Blvd., Suite 404 Los Angeles, California 90049
(Address of Principal Executive Offices)(Zip Code)

310-820-5559
(Issuer Telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 29, 2006, Grill Concepts, Inc. (the “Company”) entered into an amendment (the “Amendment”) to its credit agreement, originally entered March 10, 2006 (the “Credit Agreement”), with Diamond Creek Investment Partners LLC (the “Lender”).

The Amendment increases the maximum revolving credit available under the Credit Agreement from $8.0 million to $12.0 million. The Amendment also increases the levels of annual maintenance capital expenditures and growth capital expenditures permitted under the Credit Agreement. Otherwise, the Credit Agreement is unchanged. See the Company’s Form 8-K, dated March 10, 2006 and filed March 15, 2006, for a more complete description of the Credit Agreement.

As consideration for the Lender’s agreement to amend the Credit Agreement, the Company paid an amendment fee of $60,000.

The foregoing is qualified in its entirety by reference to the Amendment Number One to Credit Agreement filed herewith as Exhibit 10.1.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

10.1	Amendment Number One to Credit Agreement, dated as of December 29, 2006, between Grill Concepts, Inc. and Diamond Creek Investment Partners, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

GRILL CONCEPTS, INC.
Dated: January 3, 2007

By:  /s/ Philip Gay

Philip Gay
President and Chief Executive Officer